Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Fourth Quarter Results,

Incurs $17.4 Million Pension Termination Charge,

Records Organic Loan Growth of 9.2% for 2015

and Declares Dividend of $0.20

BRYN MAWR, Pa., January 21, 2016 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported a net loss of $6.4 million and diluted earnings per share of ($0.37) for the three months ended December 31, 2015, as compared to net income of $7.0 million and diluted earnings per share of $0.51 for the same period in 2014.

On a non-GAAP basis, core net income, which excludes net gain on sale of available for sale investment securities, the effects of the previously announced pension plan termination at December 31, 2015, severance expense, branch lease termination penalties, debt prepayment and swap termination penalties, impairment of favorable lease intangible asset, and due diligence, merger-related and merger integration expenses, was $7.5 million, or $0.44 per diluted share, for the fourth quarter of 2015 as compared to $7.4 million, or $0.53 per diluted share, for the same period in 2014. Management believes these non-GAAP measures are important in evaluating the Corporation’s performance on a more comparative basis between periods. A reconciliation of the non-GAAP to GAAP performance measures is included in the schedules accompanying this earnings release.

“2015 was truly a transitional year for the Corporation,” commented Frank Leto, President and Chief Executive Officer, continuing, “With our acquisition of Continental Bank, the successes of several of our strategic initiatives, numerous infrastructure and systems improvements, and the bank-wide management and staffing reorganization which was effectuated during the year, we are poised to face 2016 with a more efficient and effective organization.” Mr. Leto continued, “Our decision to terminate the corporate pension plan will eliminate the earnings volatility associated with this defined-benefit program. Our Wealth Management division continues to grow and diversify, increasing assets under management by 8.6% during 2015. While a portion of this growth is subject to fixed fees, the remainder is well positioned to benefit from improvements in the equity markets. In addition, the steady loan growth we experienced during the quarter is encouraging, as well as the consistent performance of our non-interest revenue sources, which contribute significantly to our bottom line.”

On January 21, 2016, the Board of Directors of the Corporation declared a quarterly dividend of $0.20 per share, payable March 1, 2016 to shareholders of record as of February 2, 2016.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 4th Quarter 2015 Compared to 4th Quarter 2014

●

A net loss of $6.7 million for the three months ended December 31, 2015 was driven by the $17.4 million pre-tax loss on the termination of the pension plan. Net income for the same period in 2014 was $7.0 million.

●

Net interest income for the three months ended December 31, 2015 was $25.4 million, an increase of $5.9 million, or 30.5%, from $19.5 million for the same period in 2014. The increase in net interest income between the periods was related to the interest income generated by the $424.2 million of loans acquired in the January 1, 2015 merger with Continental Bank Holdings, Inc. (“CBHI” and the “Merger”) as well as organic loan growth that occurred during the year. Average loans for the three months ended December 31, 2015 increased by $592.5 million from the same period in 2014. The increase in interest income from loan growth was partially offset by an increase in interest expense on interest-bearing deposits as well as the additional interest expense associated with the $30 million of subordinated notes issued in the third quarter of 2015. Average interest-bearing deposits for the three months ended December 31, 2015 increased by $405.2 million as compared to the same period in 2014, largely related to the deposits acquired in the Merger.

●

The tax-equivalent net interest margin of 3.77% for the three months ended December 31, 2015 was a 7 basis point decrease from 3.84% for the same period in 2014. The decrease was largely the result of the 17 basis point decline in tax-equivalent yield on loans, accompanied by a $592.5 million increase in average loan balances. The decline in yield on loans was primarily related to the lower yields earned on the loans originated during the low-interest rate climate throughout the year. In addition, average interest-bearing deposits, which increased by $405.2 million, included a 1 basis point increase in the tax-equivalent rate paid. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 13 basis points of the margin for the fourth quarter of 2015 as compared to 11 basis points for the same period in 2014.

●

Non-interest income for the three months ended December 31, 2015 increased $785 thousand as compared to the same period in 2014. Contributing to this increase was a $774 thousand increase in other operating income which included a $130 thousand increase in bank owned life insurance (“BOLI”) income, a $130 thousand increase in value of trading securities and a $319 thousand increase in income related to the full payoff of a purchased credit-impaired loan acquired in the Merger. In addition to the $12.1 million of BOLI acquired in the Merger, the Corporation also purchased $5.0 million of BOLI in the third quarter of 2015. Supplementing the increase in other operating income, a $280 thousand increase in net gain on sale of loans and a $119 thousand increase in dividends on Federal Reserve Bank (“FRB”) and Federal Home Loan Bank (“FHLB”) stock, partially offset by a $268 thousand decrease in fees for wealth management services, contributed to the increase in non-interest income. Although wealth assets increased from December 31, 2014 by $664.9 million, the composition of the portfolio has shifted to lower yielding products.

●

Non-interest expense for the three months ended December 31, 2015 increased $25.0 million, to $47.0 million, as compared to $21.9 million for the same period in 2014. The termination on December 31, 2015, of the corporate pension plan resulted in a pre-tax loss of $17.4 million, as tax-effected losses previously recorded in other comprehensive income were recognized through the income statement. In addition, the closure of the former headquarters of Continental Bank resulted in lease termination penalties totaling $929 thousand, and required a $387 thousand impairment of a favorable lease intangible asset which had been recorded in connection with the headquarters location. Due diligence, merger-related and merger integration expenses increased by $903 thousand for the fourth quarter of 2015 as compared to the same period in 2014, as the conversion of the Continental Bank core system was completed in October 2015. Due diligence, merger-related and merger integration expenses include consultant costs, investment banker fees, contract breakage fees, retention bonuses for both retained and severed employees, as well as salary and wages for redundant staffing involved in the integration of the two institutions. Increases of $2.3 million, $368 thousand and $666 thousand, in salary and wages, employee benefits and occupancy expenses, respectively, much of which was related to the addition of the Continental Bank staff and offices, also contributed to the year-over-year increase. In addition to the salary and wage increases caused by staffing increases, the Corporation incurred severance costs of $218 thousand in connection with a management and staffing reorganization. Lastly, during the fourth quarter, the Corporation elected to unwind a $15 million forward interest rate swap which had been entered into in 2012 and was scheduled to become effective on November 30, 2015. The decision to unwind the swap, which was originally entered into in order to hedge an adjustable rate FHLB borrowing, was related to changes in the balance sheet over the interim period and the interest rate risk profile of the Corporation. The breakage fee to exit the swap was $611 thousand.

●

Nonperforming loans and leases totaled $9.8 million as of December 31, 2015, representing 0.43% of total portfolio loans and leases, as compared to $10.1 million, or 0.61% of total portfolio loans and leases as of December 31, 2014. For the three months ended December 31, 2015, the Corporation recorded net loan and lease charge-offs of $1.9 million, as compared to $697 thousand for the same period in 2014. The provision for loan and lease losses (the “Provision”) for the three months ended December 31, 2015 was $1.8 million as compared to a release from the allowance for loan and lease losses (the “Allowance”) of $316 thousand for the same period in 2014. The increase in Provision for the fourth quarter of 2015 was largely related to the level of charge-offs recorded during the quarter. Several of these charge-offs resulted from the receipt of new appraisals on certain non-performing loans deemed to be collateral-dependent, as well as the determination that certain loans previously expected to improve were not improving to the level Management had expected and therefore required partial write-downs.

Results of Operations – 4th Quarter 2015 Compared to 3rd Quarter 2015

●

A net loss of $6.7 million for the three months ended December 31, 2015 was recorded, as compared to net income of $7.5 million for the three months ended September 30, 2015, a decrease of $14.2 million. As discussed previously, the loss was driven by the pre-tax loss of $17.4 million on the pension plan termination.

●

Net interest income for the three months ended December 31, 2015 was $25.4 million, an increase of $596 thousand from $24.8 million for the three months ended September 30, 2015. The increase in net interest income between the periods was related to a $460 thousand increase in interest on loans and a $321 thousand increase in interest on available for sale investment securities. Partially offsetting these increases was a $139 thousand increase in interest expense on subordinated notes, related to the $30 million of 4.75% subordinated notes issued in August 2015. The increase in interest earned on loans, whose average balance increased by $56.1 million from the third quarter of 2015 to the fourth quarter of 2015, was the result of strong loan growth in the third and fourth quarters of 2015. Portfolio loans increased by 5.4% from June 30, 2015 to December 31, 2015.

●

The tax-equivalent net interest margin of 3.77% for the three months ended December 31, 2015 increased 12 basis points from 3.65% in the third quarter of 2015. Average loans for the fourth quarter of 2015 increased by $56.1 million, from the third quarter of 2015, with an average tax-equivalent yield of 4.62%. In addition, during the fourth quarter of 2015, the tax-equivalent yield earned on available for sale investment securities increased by 37 basis points. A portion of the increase was related to an available for sale mortgage-backed security which prepaid and resulted in a $112 thousand prepayment premium. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 13 basis points of the margin for the fourth quarter of 2015 as compared to 15 basis points for the third quarter of 2015.

●

Non-interest income for the three months ended December 31, 2015 increased $318 thousand from the third quarter of 2015. The increase was related to a $325 thousand increase in other operating income, a $192 thousand increase in dividends on FRB and FHLB stocks, a $105 thousand increase in loan servicing fees and a $66 thousand increase in gain on loan sales. The $325 thousand increase in other operating income was primarily related to $319 thousand of income recorded in connection with the full payoff of a purchased credit-impaired loan acquired in the Merger. Partially offsetting these increases were decreases of $199 thousand and $223 thousand in wealth management fees and insurance revenues. Wealth assets, which increased $146.5 million from September 30, 2015 to December 31, 2015, experienced a significant portion of their growth toward the end of the fourth quarter and therefore the revenue effect was not realized during the quarter. The decrease in insurance income is related to the timing of policy renewals throughout the year.

●

Non-interest expense for the three months ended December 31, 2015 increased $21.5 million, to $47.0 million, as compared to $25.4 million for the third quarter of 2015. The increase was largely the result the one-time loss recorded on the pension plan termination, as well as an increase in severance expense, a lease termination fee, swap breakage penalty, the impairment of a favorable lease intangible asset, and an increase in due diligence, merger-related and merger integration expenses, all of which are discussed in the year-over-year comparison above.

●

For the three months ended December 31, 2015, the Corporation recorded net loan and lease charge-offs of $1.9 million, as compared to $224 thousand for the third quarter of 2015. The Provision for the three months ended December 31, 2015 was $1.8 million, as compared to $1.2 million for the third quarter of 2015.

Financial Condition – December 31, 2015 Compared to December 31, 2014

●

Total portfolio loans and leases of $2.27 billion as of December 31, 2015 increased by $616.7 million from December 31, 2014. In addition to the $424.2 million of portfolio loans acquired in the Merger, strong organic loan growth of a net $192.5 million occurred during the twelve months ended December 31, 2015.

●

The Allowance, as of December 31, 2015, was $15.9 million, or 0.70% of portfolio loans as compared to $14.6 million, or 0.88% of portfolio loans and leases, as of December 31, 2014. The decrease in Allowance as a percentage of portfolio loans and leases was primarily the result of the increase in the balance of portfolio loans from the Merger. Loans acquired in the Merger were marked to their fair value at acquisition, and, as such, no additional Allowance was recorded for the acquired loan portfolio, in accordance with GAAP. In order to take this into account when evaluating the adequacy of the Allowance, in addition to other factors, management considers two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.84% as of December 31, 2015 as compared to 0.94% as of December 31, 2014, and the Allowance plus the remaining loan mark, as a percentage of gross loans, which was 1.44% as of December 31, 2015, as compared to 1.27% as of December 31, 2014. The 10 basis point decrease in Allowance as a percentage of originated loans for the twelve months ended December 31, 2015 is a reflection of the overall improvement of the qualitative and quantitative factors affecting the estimate of incurred losses present in the loan and lease portfolio as of December 31, 2015.

●

Available for sale investment securities as of December 31, 2015 were $349.0 million, an increase of $119.4 million from December 31, 2014. In connection with the Merger, the Corporation acquired $181.8 million of available for sale investment securities. During the first quarter of 2015, the Corporation sold $63.2 million of these acquired available for sale investment securities in order to shorten the overall duration of the investment portfolio. Proceeds from the sale of available for sale investment securities along with excess cash were used to pay down $94.5 million of short-term FHLB advances assumed from CBHI, which matured shortly after the Merger was completed, as well as to prepay $19.5 million of long-term FHLB advances which had also been assumed in the Merger.

●

Total assets as of December 31, 2015 were $3.03 billion, an increase of $784.5 million from December 31, 2014. The Merger accounted for an initial increase in total assets of $742.6 million. Excluding the assets initially acquired in the Merger, portfolio loans and leases increased by $192.5 million, available for sale investment securities decreased by $62.4 million, and FHLB stock decreased by $3.6 million.

●

Wealth assets under management, administration, supervision and brokerage totaled $8.36 billion as of December 31, 2015, an increase of $664.9 million from December 31, 2014. The increase in wealth assets was primarily related to the success of strategic initiatives within the division, as well as the synergies which have developed between the Commercial Lending group and the Wealth division.

●

Deposits of $2.25 billion as of December 31, 2015 increased $564.7 million from December 31, 2014. The Merger accounted for an initial increase of $481.7 million of deposits, which included $93.9 million of non-interest-bearing deposits. As of December 31, 2015, non-interest-bearing deposits comprised 27.8% of total deposits as compared to 26.5% as of December 31, 2014.

●

The capital ratios for the Bank and the Corporation, as of December 31, 2015, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” The Bank’s and the Corporation’s capital ratios have decreased from the levels present at December 31, 2014, largely as a result of the pension termination, whose previously unrealized loss had been excluded from the capital ratio calculations, as well as the effect of share repurchases during the third and fourth quarters of 2015. In addition, during the fourth quarter of 2015, for purposes of improving the liquidity of the Corporation, the Bank issued a $30 million dividend to the Corporation, further reducing the capital ratios at the Bank level. These decreases in capital were partially offset at both the Bank and Corporation levels as a result of the shares issued in the Merger.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. Eastern Time on Friday, January 22, 2016. Interested parties may participate by dialing (toll-free) 1-877-504-8812 (international (toll) 1-412-902-6656). A recorded replay of the conference call will be available one hour after the conclusion of the call and will remain available through February 5, 2016. The recorded replay may be accessed by dialing (toll-free) 1-877-344-7529 (international (toll) 1-412-317-0088) and the conference number is 10077462.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc160122. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of CBHI’s business with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014

Interest and fees on loans and leases	$26,080	$25,620	$25,568	$25,164	$19,913
Interest on cash and cash equivalents	63	107	124	115	66
Interest on investment securities:
Taxable	1,402	1,135	1,161	1,320	891
Non-taxable	131	125	106	135	95
Dividends	90	42	34	20	90
Total interest income	27,766	27,029	26,993	26,754	21,055

Savings, NOW and market rate deposits	565	584	575	594	422
Wholesale deposits	186	203	195	188	190
Time deposits	295	289	292	246	143
Interest on deposits	1,046	1,076	1,062	1,028	755
Interest on short-term borrowings	9	8	10	21	4
Interest on FHLB advances and other borrowings	912	881	851	910	809
Interest on subordinated notes	370	231	-	-	-
Total interest expense	2,337	2,196	1,923	1,959	1,568

Net interest income	25,429	24,833	25,070	24,795	19,487
Provision for loan and lease losses	1,777	1,200	850	569	(316)
Net interest income after provision for loan and lease losses	23,652	23,633	24,220	24,226	19,803

Fees for wealth management services	8,995	9,194	9,600	9,105	9,263
Service charges on deposits	742	721	752	712	658
Loan servicing and other fees	502	397	597	591	450
Net gain on sale of loans	751	685	778	808	471
Net gain on sale of investment securities available for sale	58	60	3	810	390
Net gain on sale of other real estate owned	33	-	75	15	4
Dividends on bank stocks	330	138	299	615	211
Insurance revenue	842	1,065	817	1,021	795
Other operating income	1,415	1,090	1,256	1,088	641
Non-interest income	13,668	13,350	14,177	14,765	12,883

Salaries and wages	11,700	10,941	11,064	10,870	9,869
Employee benefits	2,268	2,590	2,618	2,729	1,900
Loss on pension termination	17,377	-	-	-	-
Occupancy and bank premises	2,474	2,557	2,808	2,466	1,808
Branch lease termination expense	929	-	-	-	-
Furniture, fixtures and equipment	2,129	1,712	1,488	1,512	1,358
Advertising	656	410	479	557	400
Amortization of intangible assets	937	953	955	982	753
Impairment of intangible assets	387	-	-	-	-
Due diligence, merger-related and merger integration expenses	1,860	1,015	1,294	2,501	957
Professional fees	1,010	843	827	673	809
Pennsylvania bank shares tax	(46)	433	433	433	64
Information technology	874	1,053	814	702	747
Other operating expenses	4,396	2,896	3,202	4,004	3,267
Non-interest expense	46,951	25,403	25,982	27,429	21,932

(Loss) income before income taxes	(9,631)	11,580	12,415	11,562	10,754
Income tax (benefit) expense	(3,276)	4,084	4,296	4,068	3,710
Net (loss) income	$(6,355)	$7,496	$8,119	$7,494	$7,044

Per share data:
Weighted average shares outstanding	17,129,234	17,572,421	17,713,794	17,545,802	13,646,098
Dilutive common shares	-	261,877	340,869	357,456	296,682
Adjusted weighted average diluted shares	17,129,234	17,834,298	18,054,663	17,903,258	13,942,780

Basic earnings (loss) per common share	$(0.37)	$0.43	$0.46	$0.43	$0.52

Diluted earnings (loss) per common share	$(0.37)	$0.42	$0.45	$0.42	$0.51

Dividend declared per share	$0.20	$0.20	$0.19	$0.19	$0.19

Effective tax rate	34.0%	35.3%	34.6%	35.2%	34.5%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)
Net (loss) income (a GAAP measure)	$(6,355)	$7,496	$8,119	$7,494	$7,044
less: tax-effected net gain on sale of available for sale investments	(38)	(39)	(2)	(527)	(254)
add: tax-effected** loss on pension termination	11,295	-	-	-	-
add: tax-effected** severance expense (Salaries and wages)	142	124	-	-	-
add: tax-effected** branch lease termination expense	604	-	-	-	-
add: tax-effected** debt and swap prepayment penalty (Other operating expenses)	397	-	-	339	-
add: tax-effected** impairment of intangible assets	252	-	-	-	-
add: tax-effected** due diligence, merger-related and merger integration expenses	1,209	660	841	1,626	622
Net income (core) (a non-GAAP measure)	$7,506	$8,241	$8,958	$8,932	$7,412

Weighted average shares outstanding	17,129,234	17,572,421	17,713,794	17,545,802	13,646,098
Dilutive common shares	112,783	261,877	340,869	357,456	296,682
Adjusted weighted average diluted shares	17,242,017	17,834,298	18,054,663	17,903,258	13,942,780
Basic earnings per common share (core) (a non-GAAP measure)	$0.44	$0.47	$0.51	$0.51	$0.54
Diluted earnings per common share (core) (a non-GAAP measure)	$0.44	$0.46	$0.50	$0.50	$0.53

*The Corporation believes the presentation of the above non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses these non-GAAP financial measures in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measures determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies

** assumed tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Twelve Months Ended December 31,
	2015	2014

Interest and fees on loans and leases	$102,432	$78,541
Interest on cash and cash equivalents	409	193
Interest on investment securities:
Taxable	5,018	3,596
Non-taxable	497	399
Dividends	186	177
Total interest income	$108,542	$82,906

Savings, NOW and market rate deposits	2,318	1,675
Wholesale deposits	772	627
Time deposits	1,122	596
Interest on deposits	4,212	2,898
Interest on short-term borrowings	48	17
Interest on FHLB advances and other borrowings	3,554	3,163
Interest on subordinated notes	601	-
Total interest expense	8,415	6,078

Net interest income	100,127	76,828
Provision for loan and lease losses	4,396	884

Net interest income after provision for loan and lease losses	95,731	75,944

Fees for wealth management services	36,894	36,774
Service charges on deposits	2,927	2,578
Loan servicing and other fees	2,087	1,755
Net gain on sale of loans	3,022	1,772
Net gain on sale of investment securities available for sale	931	471
Net gain on sale of other real estate owned	123	175
Dividends on bank stocks	1,382	615
Insurance revenue	3,745	1,210
Other operating income	4,849	2,972
Non-interest income	55,960	48,322

Salaries and wages	44,575	37,113
Employee benefits	10,205	7,340
Loss on pension termination	17,377	-
Occupancy and bank premises	10,305	7,305
Branch lease termination expense	929	-
Furniture fixtures and equipment	6,841	4,508
Advertising	2,102	1,504
Amortization of intangible assets	3,827	2,659
Impairment of intangible assets	387	-
Due diligence, merger-related and merger integration expenses	6,670	2,373
Professional fees	3,353	3,017
Pennsylvania bank shares tax	1,253	1,256
Information technology	3,443	2,771
Other operating expenses	14,498	11,572
Non-interest expense	125,765	81,418

Income before income taxes	25,926	42,848
Income tax expense	9,172	15,005
Net income	$16,754	$27,843

Per share data:
Weighted average shares outstanding	17,488,325	13,566,239
Dilutive common shares	268,246	294,801
Adjusted weighted average shares	17,756,571	13,861,040

Basic earnings per common share	$0.96	$2.05

Diluted earnings per common share	$0.94	$2.01

Dividend declared per share	$0.78	$0.74

Effective tax rate	35.4%	35.0%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)
Net income (a GAAP measure)	$16,754	$27,843
less: tax-effected net gain on sale of available for sale investments	(605)	(306)
add: tax-effected** loss on pension termination	11,295	-
add: tax-effected** severance expense (Salaries and wages)	265	106
add: tax-effected** branch lease termination expense	604	-
add: tax-effected** debt and swap prepayment penalty (Other operating expenses)	735	-
add: tax-effected** impairment of intangible assets	252	-
add: tax-effected** due diligence, merger-related and merger integration expenses	4,336	1,542
Net income (core) (a non-GAAP measure)	$33,636	$29,185

Weighted average shares outstanding	17,488,325	13,566,239
Dilutive common shares	268,246	294,801
Adjusted weighted average diluted shares	17,756,571	13,861,040
Basic earnings per common share (core) (a non-GAAP measure)	$1.92	$2.15
Diluted earnings per common share (core) (a non-GAAP measure)	$1.89	$2.11

*The Corporation believes the presentation of the above non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses these non-GAAP financial measures in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measures determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies

** assumed tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Assets

Interest-bearing deposits with banks	$124,615	$100,980	$156,282	$244,248	$202,552
Investment securities - available for sale	348,966	341,421	349,496	334,746	229,577
Investment securities - trading	3,950	3,451	4,029	4,035	3,896
Loans held for sale	8,987	8,721	15,363	6,656	3,882
Portfolio loans:
Consumer	22,129	22,350	25,123	20,204	18,480
Commercial & industrial	524,515	488,977	472,702	457,432	335,645
Commercial mortgages	964,259	971,983	924,161	892,675	689,528
Construction	90,421	82,820	88,122	81,408	66,267
Residential mortgages	406,404	399,730	381,323	379,363	313,442
Home equity lines & loans	209,473	212,258	211,982	209,037	182,082
Leases	51,787	50,646	49,850	48,412	46,813
Total portfolio loans and leases	2,268,988	2,228,764	2,153,263	2,088,531	1,652,257

Earning assets	2,755,506	2,683,337	2,678,433	2,678,216	2,092,164

Cash and due from banks	18,452	17,161	20,258	17,269	16,717
Allowance for loan and lease losses	(15,857)	(15,935)	(14,959)	(14,296)	(14,586)
Premises and equipment	45,339	44,370	43,164	42,888	33,748
Accrued interest receivable	7,869	7,744	7,518	7,465	5,560
Mortgage servicing rights	5,142	5,031	4,970	4,815	4,765
Goodwill	104,765	104,338	104,322	101,619	35,502
Other intangible assets	23,903	25,356	26,309	26,522	22,998
Bank owned life insurance	38,371	38,157	32,941	32,772	20,535
FHLB stock	12,942	11,742	11,542	11,541	11,523
Deferred income taxes	11,137	11,216	11,066	12,057	7,011
Other investments	9,460	9,499	9,295	9,238	5,226
Other assets	13,968	10,726	15,155	13,073	5,343

Total assets	$3,030,997	$2,952,742	$2,950,014	$2,943,179	$2,246,506

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$338,861	$330,683	$328,606	$349,582	$277,228
Money market	749,726	748,983	699,263	717,441	566,354
Savings	187,299	192,995	189,120	184,819	138,992
Wholesale non-maturity deposits	67,717	65,636	65,365	69,555	66,693
Wholesale time deposits	53,185	57,671	67,894	73,476	73,458
Retail time deposits	229,253	238,269	274,008	263,996	118,400
Total interest-bearing deposits	1,626,041	1,634,237	1,624,256	1,658,869	1,241,125

Non-interest-bearing deposits	626,684	605,607	636,390	582,495	446,903
Total deposits	2,252,725	2,239,844	2,260,646	2,241,364	1,688,028

Short-term borrowings	94,167	24,264	26,406	38,372	23,824
Long-term FHLB advances and other borrowings	254,863	254,893	244,923	250,088	260,146
Subordinated notes	29,479	29,466	-	-	-
Other liabilities	34,052	36,120	36,941	35,452	29,034
Shareholders' equity	365,711	368,155	381,098	377,903	245,474

Total liabilities and shareholders' equity	$3,030,997	$2,952,742	$2,950,014	$2,943,179	$2,246,506

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Assets

Interest-bearing deposits with banks	$90,832	$165,723	$182,099	$206,694	$115,276
Investment securities - available for sale	350,668	352,006	347,046	370,293	252,422
Investment securities - trading	3,571	4,022	4,034	3,897	3,804
Loans held for sale	7,531	10,527	6,735	3,470	982
Portfolio loans and leases	2,240,189	2,181,125	2,111,371	2,079,412	1,654,239
Earning assets	2,692,791	2,713,403	2,651,285	2,663,766	2,026,723

Cash and due from banks	18,005	17,160	16,222	19,092	13,795
Allowance for loan and lease losses	(16,106)	(15,066)	(14,346)	(14,866)	(15,837)
Premises and equipment	45,075	43,699	43,172	44,681	33,290
Goodwill	104,342	104,323	102,237	98,744	35,539
Other intangible assets	24,950	25,918	26,879	26,316	23,392
Bank owned life insurance	38,231	38,015	32,830	32,655	20,478
FHLB stock	12,042	11,592	11,542	11,928	11,419
Deferred income taxes	11,344	10,684	11,819	10,449	2,941
Other assets	28,337	31,580	29,061	25,391	31,102

Total assets	$2,959,011	$2,981,308	$2,910,701	$2,918,156	$2,182,842

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$327,520	$334,350	$339,101	$341,756	$259,408
Money market	742,416	735,842	699,100	724,806	553,708
Savings	190,639	190,337	186,343	185,848	143,650
Wholesale non-maturity deposits	66,856	65,671	61,306	66,677	60,197
Wholesale time deposits	52,538	67,606	69,191	73,443	68,525
Retail time deposits	231,605	251,170	273,718	267,800	120,855
Total interest-bearing deposits	1,611,574	1,644,976	1,628,759	1,660,330	1,206,343

Non-interest bearing deposits	634,969	625,547	580,240	534,403	446,252
Total deposits	2,246,543	2,270,523	2,208,999	2,194,733	1,652,595

Short-term borrowings	26,092	28,166	34,980	55,207	19,407
Long-term FHLB advances and other borrowings	254,880	248,606	249,678	266,342	237,835
Subordinated notes	29,471	18,190	-	-	-
Other liabilities	36,665	39,219	37,890	30,935	24,070
Shareholders' equity	365,360	376,604	379,154	370,939	248,935

Total liabilities and shareholders' equity	$2,959,011	$2,981,308	$2,910,701	$2,918,156	$2,182,842

Bryn Mawr Bank Corporation

Consolidated Year-to-Date Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Twelve Months Ended December 31,
	2015	2014
Assets

Interest bearing deposits with banks	$161,032	$83,163
Investment securities - available for sale	354,941	267,743
Investment securities - trading	3,881	3,591
Loans held for sale	7,086	972
Portfolio loans and leases	2,153,542	1,608,248
Earning assets	2,680,482	1,963,717

Cash and due from banks	17,615	12,730
Allowance for loan and lease losses	(15,099)	(15,836)
Premises and equipment	44,157	32,812
Goodwill	102,169	33,523
Intangible assets	26,012	19,698
Bank owned life insurance	35,455	20,365
FHLB stock	11,815	12,144
Deferred income taxes	11,339	5,960
Other assets	28,568	30,369

Total assets	$2,942,513	$2,115,482

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$335,638	$260,652
Money market	725,619	555,267
Savings	188,310	142,210
Wholesale non-maturity deposits	65,130	47,103
Wholesale time deposits	65,643	51,956
Time deposits	255,961	126,097
Total interest-bearing deposits	1,636,301	1,183,285

Non-interest-bearing deposits	594,122	426,274
Total deposits	2,230,423	1,609,559

Short-term borrowings	36,010	227,137
Long-term FHLB advances and other borrowings	254,828	15,960
Subordinated notes	12,013	-
Other liabilities	36,151	22,048
Shareholders' equity	373,088	240,778

Total liabilities and shareholders' equity	$2,942,513	$2,115,482

Bryn Mawr Bank Corporation

Quarterly Tax-Equivalent Net Interest Margin Calculation - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	December 31, 2015			September 30, 2015			June 30, 2015			March 31, 2015			December 31, 2014
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$90,832	$63	0.28%	$165,723	$107	0.26%	$182,099	$124	0.27%	$206,694	$115	0.23%	$115,276	$65	0.22%
Investment securities - available for sale:
Taxable	307,524	1,432	1.85%	310,582	1,172	1.50%	310,011	1,184	1.53%	335,208	1,336	1.62%	221,190	973	1.75%
Tax-exempt	43,144	195	1.79%	41,424	186	1.78%	37,035	157	1.70%	35,085	203	2.35%	31,232	142	1.80%
Total investment securities - available for sale	350,668	1,627	1.84%	352,006	1,358	1.53%	347,046	1,341	1.55%	370,293	1,539	1.69%	252,422	1,115	1.75%

Investment securities - trading	3,571	60	6.67%	4,022	5	0.49%	4,034	11	1.09%	3,897	4	0.42%	3,804	9	0.94%

Loans and leases *	2,247,720	26,158	4.62%	2,191,652	25,698	4.65%	2,118,106	25,623	4.85%	2,082,882	25,226	4.91%	1,655,221	19,972	4.79%

Total interest-earning assets	2,692,791	27,908	4.11%	2,713,403	27,168	3.97%	2,651,285	27,099	4.10%	2,663,766	26,884	4.09%	2,026,723	21,161	4.14%

Cash and due from banks	18,005			17,160			16,222			19,092			13,795
Less: allowance for loan and lease losses	(16,106)			(15,066)			(14,346)			(14,866)			(15,837)
Other assets	264,321			265,811			257,540			250,164			158,161

Total assets	$2,959,011			$2,981,308			$2,910,701			$2,918,156			$2,182,842

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,260,575	$565	0.18%	$1,260,529	$584	0.18%	$1,224,544	$575	0.19%	$1,252,410	$594	0.19%	$956,766	$422	0.17%
Wholesale deposits	119,394	186	0.62%	133,277	203	0.60%	130,497	195	0.60%	140,120	188	0.54%	128,722	190	0.59%
Time deposits	231,605	295	0.51%	251,170	289	0.46%	273,718	292	0.43%	267,800	246	0.37%	120,855	143	0.47%
Total interest-bearing deposits	1,611,574	1,046	0.26%	1,644,976	1,076	0.26%	1,628,759	1,062	0.26%	1,660,330	1,028	0.25%	1,206,343	755	0.25%

Borrowings:
Short-term borrowings	26,092	9	0.14%	28,166	8	0.11%	34,980	10	0.11%	55,344	21	0.15%	19,407	4	0.08%
Long-term FHLB advances and other borrowings	254,880	912	1.42%	248,606	881	1.41%	249,678	851	1.37%	266,205	910	1.39%	237,835	809	1.35%
Subordinated notes	29,471	370	4.98%	18,190	231	5.04%	-	-	-%	-	-	-%	-	-	-%
Total borrowings	310,443	1,291	1.65%	294,962	1,120	1.51%	284,658	861	1.21%	321,549	931	1.17%	257,242	813	1.25%

Total interest-bearing liabilities	1,922,017	2,337	0.48%	1,939,938	2,196	0.45%	1,913,417	1,923	0.40%	1,981,879	1,959	0.40%	1,463,585	1,568	0.43%

Noninterest-bearing deposits	634,969			625,547			580,240			534,403			446,252
Other liabilities	36,665			39,219			37,890			30,935			24,070
Total noninterest-bearing liabilities	671,634			664,766			618,130			565,338			470,322

Total liabilities	2,593,651			2,604,704			2,531,547			2,547,217			1,933,907

Shareholders' equity	365,360			376,604			379,154			370,939			248,935

Total liabilities and shareholders' equity	$2,959,011			$2,981,308			$2,910,701			$2,918,156			$2,182,842

Interest income to earning assets			4.11%			3.97%			4.10%			4.09%			4.14%

Net interest spread			3.63%			3.52%			3.70%			3.69%			3.71%
Effect of noninterest-bearing sources			0.14%			0.13%			0.11%			0.10%			0.13%

Tax-equivalent net interest margin		$25,571	3.77%		$24,972	3.65%		$25,176	3.81%		$24,925	3.79%		$19,593	3.84%

Tax-equivalent adjustment		$142	0.02%		$139	0.02%		$106	0.02%		$130	0.02%		$106	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$707	0.10%		$763	0.11%		$1,246	0.19%		$1,127	0.17%		$513	0.10%
Accretion of fair value marks on time deposits		123	0.02%		188	0.03%		205	0.03%		245	0.04%		4	0.00%
Accretion of fair value marks on borrowings		65	0.01%		65	0.01%		65	0.01%		70	0.01%		30	0.01%
Net interest income from fair value marks		$895			$1,016			$1,516			$1,442			$547
Effect of fair value mark accretion on tax-equivalent net interest margin		0.13%			0.15%			0.23%			0.22%			0.11%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Year-To-Date Tax-Equivalent Net Interest Margin Calculation - (unaudited)

(dollars in thousands)

	For The Twelve Months Ended December 31,
	2015			2014
	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$161,032	409	0.25%	$83,163	193	0.23%
Investment securities available for sale:						%
Taxable	315,741	5,124	1.62%	233,054	3,740	1.60%
Tax-exempt	39,200	741	1.89%	34,689	594	1.71%

Investment securities - available for sale	354,941	5,865	1.65%	267,743	4,334	1.62%

Investment securities - trading	3,881	80	2.06%	3,591	33	0.92%

Loans and leases *	2,160,628	102,707	4.75%	1,609,220	78,781	4.90%

Total interest earning assets	2,680,482	109,061	4.07%	1,963,717	83,341	4.24%

Cash and due from banks	17,615			12,730
Less allowance for loan and lease losses	(15,099)			(15,836)
Other assets	259,515			154,871

Total assets	$2,942,513			$2,115,482

Liabilities:

Savings,NOW and market rate deposits	$1,249,567	$2,318	0.19%	$958,129	$1,675	0.17%
Wholesale deposits	130,773	772	0.59%	99,059	627	0.63%
Time deposits	255,961	1,122	0.44%	126,097	596	0.47%
Total interest-bearing deposits	1,636,301	4,212	0.26%	1,183,285	2,898	0.24%

Short-term borrowings	36,010	48	0.13%	15,960	17	0.11%
Long-term FHLB advances and other borrowings	254,828	3,554	1.39%	227,137	3,163	1.39%
Subordinated notes	12,013	601	5.00%	-	-	-%
Total Borrowings	302,851	4,203	1.39%	243,097	3,180	1.31%

Total interest-bearing liabilities	1,939,152	8,415	0.43%	1,426,382	6,078	0.43%

Noninterest-bearing deposits	594,122			426,274
Other liabilities	36,151			22,048
Total noninterest-bearing liabilities	630,273			448,322

Total liabilities	2,569,425			1,874,704

Shareholders' equity	373,088			240,778

Total liabilities and shareholders' equity	$2,942,513			$2,115,482

Interest income to earning assets			4.07%			4.24%

Net interest spread			3.64%			3.81%
Effect of noninterest-bearing sources			0.11%			0.12%

Tax-equivalent net interest margin		$100,646	3.75%		$77,263	3.93%

Tax-equivalent adjustment		$519	0.02%		$435	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$3,843			$2,730
Accretion of fair value marks on time deposits		761			23
Accretion of fair value marks on borrowings		265			121
Net interest income from fair value marks		$4,869			$2,874
Effect of fair value mark accretion on tax-equivalent net interest margin		0.18%			0.15%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and lease balances

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Asset Quality Data

Nonaccrual loans and leases	$9,845	$12,315	$8,996	$9,130	$10,096
90 days or more past due loans, still accruing	-	-	-	-	-
Nonperforming loans and leases	9,845	12,315	8,996	9,130	10,096
Other real estate owned	2,638	1,010	843	1,532	1,147
Total nonperforming assets	$12,483	$13,325	$9,839	$10,662	$11,243

Troubled debt restructurings included in nonperforming assets	$1,535	$3,711	$3,960	$4,217	$4,315
Troubled debt restructurings in compliance with modified terms	5,280	4,062	4,078	4,145	4,157
Total troubled debt restructurings	$6,815	$7,773	$8,038	$8,362	$8,472

Nonperforming loans and leases / portfolio loans & leases	0.43%	0.55%	0.42%	0.44%	0.61%
Nonperforming assets / total assets	0.41%	0.45%	0.33%	0.36%	0.50%
Net loan and lease charge-offs / average loans and leases (annualized)	0.33%	0.04%	0.04%	0.16%	0.17%

Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.52%	0.62%	0.58%	0.51%	0.50%
Performing loans and leases - 30-89 days past due	$5,601	$4,960	$5,233	$3,361	$2,232
Delinquency rate* - Performing loans and leases - 30-89 days past due	0.25%	0.22%	0.24%	0.16%	0.13%

* as a percentage of total loans and leases

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$15,935	$14,959	$14,296	$14,586	$15,599
Charge-offs	(1,906)	(308)	(312)	(928)	(864)
Recoveries	51	84	125	69	167
Net charge-offs	(1,855)	(224)	(187)	(859)	(697)
Provision for loan and lease losses	1,777	1,200	850	569	(316)
Balance, end of period	$15,857	$15,935	$14,959	$14,296	$14,586

Total Allowance / Total Portfolio loans and leases	0.70%	0.71%	0.69%	0.68%	0.88%
Allowance on originated loans and leases / Originated loans and leases (a non-GAAP measure)	0.84%	0.88%	0.88%	0.90%	0.94%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (a non-GAAP measure)	1.44%	1.52%	1.60%	1.61%	1.27%
Total Allowance / nonperforming loans and leases	161.1%	129.4%	166.3%	156.6%	144.5%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$15,857	$15,935	$14,959	$14,296	$14,586
less: Allowance on acquired loans	-	35	22	125	86
Allowance on originated loans and leases	$15,857	$15,900	$14,937	$14,171	$14,500

Total Allowance	$15,857	$15,935	$14,959	$14,296	$14,586
Loan mark on acquired loans	17,108	18,179	19,816	19,708	6,422
Total Allowance + Loan mark	$32,965	$34,114	$34,775	$34,004	$21,008
Total Portfolio loans and leases	$2,268,988	$2,228,764	$2,153,263	$2,088,532	$1,652,257
less: Originated loans and leases	1,883,869	1,804,835	1,692,041	1,571,377	1,535,003
Net acquired loans	$385,119	$423,929	$461,222	$517,155	$117,254
add: Loan mark on acquired loans	17,108	18,179	19,816	19,708	6,422
Gross acquired loans (excludes loan mark)	$402,227	$442,108	$481,038	$536,863	$123,676
Originated loans and leases	1,883,869	1,804,835	1,692,041	1,571,377	1,535,003
Total Gross portfolio loans and leases	$2,286,096	$2,246,943	$2,173,079	$2,108,240	$1,658,679

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Selected ratios (annualized):

Return on average assets	-0.85%	1.00%	1.12%	1.04%	1.28%
Return on average shareholders' equity	-6.90%	7.90%	8.59%	8.19%	11.23%
Return on average tangible equity (2)	-10.68%	12.07%	13.02%	12.36%	14.71%
Tax-equivalent yield on loans and leases	4.62%	4.65%	4.85%	4.91%	4.79%
Tax-equivalent yield on interest-earning assets	4.11%	3.97%	4.10%	4.09%	4.14%
Cost of interest-bearing funds	0.48%	0.45%	0.40%	0.40%	0.43%
Tax-equivalent net interest margin	3.77%	3.65%	3.81%	3.79%	3.84%
Book value per share	$21.42	$21.45	$21.43	$21.26	$17.83
Tangible book value per share	$13.89	$13.89	$14.08	$14.05	$13.59
Shares outstanding at end of period	17,071,523	17,166,323	17,786,293	17,777,628	13,769,336

Selected data:

Mortgage loans originated	$55,867	$76,169	$63,285	$35,728	$29,929

Residential mortgage loans sold - servicing retained	$24,063	$30,515	$28,204	$24,569	$14,382
Residential mortgage loans sold - servicing released	7,150	10,579	9,257	2,644	92
Total residential mortgage loans sold	$31,213	$41,094	$37,461	$27,213	$14,474

Percentage gain on residential mortgage loans sold	1.57%	1.05%	2.08%	2.97%	3.25%

Residential mortgage loans serviced for others	$601,939	$601,999	$595,440	$591,989	$590,659

Total wealth assets under management, administration, supervision and brokerage (1)	$8,364,805	$8,218,276	$8,536,024	$7,816,441	$7,699,908

(1) Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

(2) Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

	For the Twelve Months Ended December 31,
Selected ratios (annualized):	2015	2014

Return on average assets	0.57%	1.32%
Return on average shareholders' equity	4.49%	11.56%
Return on average tangible equity (1)	6.84%	14.85%
Tax-equivalent yield on loans and leases	4.75%	4.90%
Tax-equivalent yield on interest-earning assets	4.07%	4.24%
Cost of interest-bearing liabilities	0.43%	0.43%
Tax-equivalent net interest margin	3.75%	3.93%

Selected data:

Residential mortgage loans originated	$231,049	$117,257

Residential mortgage loans sold - servicing retained	$107,351	$54,859
Residential mortgage loans sold - servicing released	29,630	783
Total residential mortgage loans sold	$136,981	$55,642

(1) Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of December 31, 2015				As of December 31, 2014

			Net				Net
	Amortized	Fair	Unrealized		Amortized	Fair	Unrealized
SECURITY DESCRIPTION	Cost	Value	Gain / (Loss)		Cost	Value	Gain / (Loss)

U.S. Treasury securities	$101	$101	$-		$102	$100	$(2)
Obligations of the U.S. Government and agencies	101,342	101,495	153		66,881	66,762	(119)
State & political subdivisions - tax-free	41,367	41,442	75		28,955	29,045	90
State & political subdivisions - taxable	525	524	(1)		-	-	-
Mortgage-backed securities	157,422	158,689	1,267		79,498	81,382	1,884
Collateralized mortgage obligations	29,756	29,799	43		34,618	34,797	179
Other debt securities	1,700	1,691	(9)		1,900	1,900	-
Bond mutual funds	11,956	11,810	(146)		11,956	11,835	(121)
Other investments	3,607	3,415	(192)		3,643	3,756	113
Total investment portfolio available for sale	$347,776	$348,966	$1,190		$227,553	$229,577	$2,024

Capital Ratios
	Regulatory Minimum
	To Be Well	December 31,	September 30,	June 30,	March 31,	December 31,
Bryn Mawr Trust Company	Capitalized	2015	2015*	2015*	2015*	2014

Tier I capital to risk weighted assets ("RWA")	8.00%	10.12%	11.93%	12.00%	12.10%	11.32%
Total (Tier II) capital to RWA	10.00%	10.78%	12.61%	12.66%	12.46%	12.19%
Tier I leverage ratio	5.00%	8.51%	9.75%	9.77%	9.52%	8.98%
Tangible equity ratio	N/A	7.74%	8.84%	8.54%	8.42%	8.19%
Common equity Tier I capital to RWA	6.50%	10.12%	11.93%	12.00%	12.10%	N/A

Bryn Mawr Bank Corporation

Tier I capital to RWA	8.00%	10.72%	11.54%	12.50%	12.77%	12.00%
Total (Tier II) capital to RWA	10.00%	12.61%	13.47%	13.16%	13.42%	12.87%
Tier I leverage ratio	5.00%	9.02%	9.44%	10.20%	10.05%	9.43%
Tangible equity ratio	N/A	8.17%	8.45%	8.88%	8.87%	8.61%
Common equity Tier I capital to RWA	6.50%	10.72%	11.54%	12.50%	12.77%	12.00%

* certain capital ratios differ from those previously reported due to an immaterial adjustment to risk weighted assets